UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 17, 2023

MEDMEN ENTERPRISES INC.

(Exact name of registrant as specified in its charter)

British Columbia	000-56199	98-1431779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8740 S Sepulveda Blvd, Suite 105, Los Angeles, CA 90045

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(424) 330-2082

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

Effective March 17, 2023, MedMen Enterprises Inc. (the “Company”) dismissed MNP LLP as its independent registered public accounting firm. The Company’s Audit Committee approved the dismissal of MNP LLP.

The report of MNP LLP on the Company’s consolidated financial statements for the fiscal years ended June 25, 2022 and June 26, 2021 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principle. The report had been prepared assuming that the Company would continue as a going concern and included an explanatory paragraph regarding the Company’s ability to continue as a going concern as result of recurring losses from operations, violation of various debt covenants and a net capital deficiency.

During the fiscal years ended June 25, 2022 and June 26, 2021 and the subsequent interim period through March 17, 2023, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and MNP LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which would have caused it to make reference to the subject matter of such a disagreement in connection with its audit reports on the Company’s consolidated financial statements for such years, and (b) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except the identification of a material weakness that the Company’s financial record keeping process is deficient and that it does not have effective controls over the period-end reconciliation process.

The Company provided MNP LLP with a copy of the foregoing disclosures it is making in this Current Report on Form 8-K prior to its filing and requested, in accordance with applicable practices, that MNP LLP furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. Attached as Exhibit 16.1 is a copy of MNP LLP’s letter, dated March 23, 2023, stating that it agrees with such statements.

(b) New Independent Registered Public Accounting Firm

On March 17, 2023, the Company engaged Marcum LLP as its new independent registered public accountant for the fiscal year ending July 1, 2023. The Audit Committee of the Company approved and authorized the engagement of Marcum LLP as the Company’s independent registered public accounting firm.

During the fiscal years ended June 25, 2022 and June 26, 2021 and the subsequent interim period through March 17, 2023, neither the Company nor anyone on its behalf consulted with Marcum LLP regarding (a) the application of accounting principles to a specified transaction, completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Marcum LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 7.01	Regulation FD Disclosure.

On March 23, 2023, the Company issued a press release, which is attached to this Current Report on Form 8-K as Exhibit 99.1 and hereby furnished pursuant to this Item 7.01.

The information disclosed under this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
16.1	Letter from MNP LLP to the Securities and Exchange Commission dated March 23, 2023
99.1	Press Release dated March 23, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2023	MEDMEN ENTERPRISES INC.

/s/ Ana Bowman
	By:	Ana Bowman
	Its:	Chief Financial Officer

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